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                                     EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Isco, Inc. on Form S-3 of our report dated September 26, 1997, appearing in the Annual Report on Form 10-K of Isco, Inc. and subsidiaries for the year ended July 25, 1997.

DELOITTE & TOUCHE LLP

Lincoln, Nebraska
November 24, 1997

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